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                                                   EX-23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    Xpedite Systems, Inc.
Eatontown, New Jersey

    We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated November 3, 1995, relating to the consolidated financial statements of ViTel International Holding Company, Inc. which is contained in that Prospectus of Xpedite Systems, Inc. and to the incorporation by reference therein of our report dated November 3, 1995 included in Amendment Nos. 1, 2, 3, and 4 thereto on Form 8-K/A filed with the Securities and Exchange Commission.

    We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                                   /s/ BDO SEIDMAN, LLP

                                          --------------------------------------
                                                      BDO SEIDMAN, LLP

San Francisco, California
August 13, 1996